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                                                                    EXHIBIT 10.9

                                AMENDMENT NO. 5
                                      TO
              VASTAR RESOURCES, INC. CAPITAL ACCUMULATION PLAN II

                           __________________________


Pursuant to the power of amendment reserved therein, the Vastar Resources, Inc. Capital Accumulation Plan II (the "Plan") is hereby amended effective as of December 1, 1998.

     "14.1.    Transfers from Other Qualified Plans

     An Employee who has had distributed to the Employee all or a portion of his or her taxable interest in a plan meeting the requirements of (S)401(a) of the Code, including Company qualified retirement plan, (the "Other Plan"), may, in accordance with procedures approved by the Capital Accumulation Plan Administrative Committee, transfer in cash all or a portion of the taxable distribution received from the Other Plans to the Plan, provided the following conditions are met:

     (a) The transfer occurs on or before the 60th day after the member receives the distribution from the Other Plans;

     (b) The distribution from the Other Plans qualifies as an eligible rollover distribution within the meaning of (S)402(c)(4) of the Code; and

     (c) The amount transferred does not exceed the maximum amount which may be rolled over in accordance with (S)402(c)(2) of the Code."

          Executed this 12th day of March, 1999

ATTEST:                                   VASTAR RESOURCES, INC.

/s/ Jonathan D. Edelfelt                  By: /s/ Jeffrey M. Bender
-----------------------------                 ---------------------------
Jonathan D. Edelfelt                          Jeffrey M. Bender
Associate Secretary                           Vice President
                                              Human Resources